EXHIBIT 99.2
Liberty Global’s UPC Netherlands Operation Confirms 2006 Video
Rates and its Introductory Offer for Digital TV
Dutch Minister of Economic Affairs Supports UPC’s Digital TV Strategy
Denver, Colorado — October 14, 2005: Liberty Global, Inc. (“Liberty Global”) (Nasdaq: LBTYA, LBTYB, LBTYK) today announced that its UPC Netherlands operation has confirmed its 2006 video rates and its introductory offer of UPC Digital TV. Before establishing its product proposition for digital television, UPC Netherlands held constructive discussions over the past few months with various parties, including the Dutch Minister of Economic Affairs, Laurens-Jan Brinkhorst.
From January 1, 2006, UPC will offer its customers Digital TV from EUR 17.99. This digital basic package includes 42 channels plus a UPC MediaBox. An expanded digital package with 72 channels is available for EUR 19.99. Included in both digital packages is the current analog product which consists, on average, of 30 channels. Customers who sign up for a digital package will receive a special introductory offer whereby they will only pay the rate for basic analog TV during their first 6 months.
Customers who only receive analog television will continue to pay the harmonized standard rate, which is currently EUR 15.53. This analog rate will be subject to an inflation adjustment on January 1, 2006. Last month, the Dutch anti-trust agency NMa concluded that UPC did not charge excessive tariffs in recent years or abuse its position as a supplier of TV services. Furthermore, the Dutch Minister of Economic Affairs has expressly supported UPC’s new digital video product proposition.
The UPC Digital TV includes an Electronic Program Guide (EPG), interactive services such as tv-email, games and tv-internet, and services which enable voting, buying and selection via the television. In 2006, UPC Netherlands will introduce a Personal Video Recorder (PVR) option and, in cooperation with Philips, introduce a MediaBox which is High Definition (HD) capable. UPC and Philips recently announced a strategic cooperation for HDTV, including joint marketing and promotion activities around major international sporting events such as the 2006 World Cup.
The majority of existing Mediaboxes include a cable modem to facilitate the take-up of high-speed Internet services. A true “Triple Play” Mediabox will soon be available that also includes a voice modem to support UPC’s digital phone services.
About Liberty Global, Inc.
Liberty Global owns interests in broadband distribution and content companies operating outside the continental United States, principally in Europe, Asia, and the Americas. Through its subsidiaries and affiliates, Liberty Global is the largest broadband cable operator outside the U.S. in terms of subscribers. Based on the Company’s consolidated operating statistics at June 30, 2005 (other than NTL Ireland which we consolidate but do not control), Liberty Global’s networks passed approximately 23.5 million homes and served approximately 14.9 million revenue generating units, including approximately 10.7 million video subscribers, 2.5 million broadband Internet subscribers and 1.8 million telephone subscribers.

Forward-Looking Statements: Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including UPC Netherlands ability to adjust its analog rates for inflation on January 1, 2006. These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
For more information, please visit www.lgi.com or contact:

Christopher Noyes	Bert Holtkamp
Investor Relations — Denver	Corporate Communications — Europe
(303) 220-6693	+31 20 778 9447

Dennis Okhuijsen
Investor Relations — Europe
+31 20 778 2964